EXHIBIT 99.1


February 26, 2004

FROM:                                         FOR:
The Carideo Group Inc.                        Donaldson Company, Inc.
1250 One Financial Plaza                      P.O. Box 1299
120 South Sixth Street                        Minneapolis, MN  55440
Minneapolis, MN  55402                        (NYSE: DCI)

Tony Carideo                                  Rich Sheffer
(612) 317-2880                                (952) 887-3753
Email: tony@carideogroup.com                  Email: rsheffer@mail.donaldson.com
       ---------------------                         ---------------------------


FOR IMMEDIATE RELEASE
---------------------

            DONALDSON COMPANY ANNOUNCES RECORD SECOND QUARTER RESULTS

     RECORD SECOND QUARTER EPS AT $.56, UP 24 PERCENT ON RECORD $332 MILLION
         SALES; RECORD BACKLOGS SUPPORT EXPECTATION OF 15TH CONSECUTIVE
               YEAR OF DOUBLE-DIGIT EARNINGS GROWTH IN FISCAL 2004

         MINNEAPOLIS, February 26, 2004 -- Donaldson Company, Inc. (NYSE: DCI), today reported record diluted earnings per share of $0.56 for the second fiscal quarter ended January 31, 2004, up 24.4 percent from $0.45 last year. Net income was a record $25.0 million, up 25.0 percent from $20.0 million last year. Record sales of $332.2 million were up 16.8 percent from $284.4 million last year.

         For the six-month period, diluted earnings per share were $1.12, another record and up 17.9 percent from $.95 last year. Net income totaled a record $50.6 million, up 18.0 percent from $42.8 million last year. Record sales of $660.0 million were up 12.8 percent from $585.5 million last year.

         "We expect strong business conditions to propel Donaldson to its 15th consecutive year of double-digit earnings growth in fiscal 2004," said Bill Van Dyke, Donaldson's chairman, president and chief executive officer. "Both our total and 90-day backlogs are at all-time record levels, and current order patterns indicate continued strength in most of our businesses. Facing increasing volumes, we began adding resources during our second quarter to meet this growing demand."

         Factors contributing to the quarter include:


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Donaldson Company, Inc.
February 26, 2004
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         o        Strong Engine Products results. North American truck build rates increased significantly during the quarter and off-road equipment markets strengthened. In North America and Japan, regulations at both federal and state levels continue to create strong demand for our diesel truck emission control products. Our innovative PowerCore(TM) filtration technology continues to drive sales in our new North American diesel pickup truck business.

         o Continued strong demand for disk drive filters. Our disk drive filter business again delivered record sales, orders and backlogs in the second quarter as demand for computer hard drives remained at high levels.

         o Improving conditions for gas turbine internationally. Gas turbine orders in Asia grew during the quarter, and sales of units for Iraq increased. These new sales and orders have brightened the global outlook for our gas turbine sales this year.

         o Completed sale of Ome, Japan facility. A pre-tax gain of $5.6 million was recognized but was partially offset by higher one-time costs related to the sale and the associated consolidation of production in our Gunma, Japan facility. A spike in demand for diesel emission products during the consolidation caused an unexpected increase in outsourced manufacturing costs and higher logistics costs. We do not expect to experience these higher expense levels in Japan going forward.

         Commenting on increased expense levels in the second quarter, Van Dyke said, "In addition to the increased expenses from Japan, we began adding resources during the second quarter to meet the expected demand increases in the upcoming quarters. We are adding shifts at many of our plants and have invested additional resources in our engine aftermarket, industrial air filtration and Ultrafilter business to capitalize on upcoming growth opportunities in their rebounding markets."

         "Overall, it was a good quarter but it could have been a terrific quarter. The coming together of the Gunma costs and the ramp-up of expenses kept results from being even stronger."


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Donaldson Company, Inc.
February 26, 2004
Page 3


INCOME STATEMENT DISCUSSION

         The impact of foreign currency translation during the second quarter, led by the Euro, increased sales by $22.5 million and net earnings by $1.5 million. Year-to-date, foreign currency translation increased sales by $41.1 million and net earnings by $3.1 million. Worldwide sales, excluding the impact of foreign currency translation, increased 8.9 percent during the quarter and
5.8 percent for the year.

         Excluding the impact of foreign currency translation, second quarter sales outside the U.S. increased 13.7 percent, primarily reflecting strong sales growth in Asia. Year-to-date, sales outside the U.S. increased 11.3 percent.

         Gross margin of 31.1 percent for the quarter and 31.8 percent year-to-date compares to prior year margins of 31.9 percent and 31.7 percent, respectively. Our second quarter gross margin was impacted by higher manufacturing costs in Japan as we managed through a volume spike for emission products while completing the plant consolidation and by an increase in lower margin exhaust and emission sales in the overall mix of business. In total, plant rationalization costs were $.06 per share in the quarter versus $.02 last year. Year-to-date, plant rationalization costs were $.09 per share versus $.03 per share last year.

        Second quarter operating expenses were 22.4 percent of sales, up from
22.0 percent last year. Year-to-date, operating expenses as a percent of sales were 22.0 percent, up from 21.5 percent last year. Higher logistics costs related to our Japanese plant consolidation impacted operating margin by 0.2 percent. A one-time increase in worker's compensation expense impacted operating margin by 0.2 percent. Costs associated with Sarbanes-Oxley Section 404 compliance impacted operating margin by 0.1 percent.

         The reported pre-tax gain on the sale of the Ome, Japan land and building was $5.6 million in the quarter. Additional plant rationalization costs plus higher manufacturing and logistics costs related to the move of Japanese production from Ome into our new facility during the volume spike of diesel emission products totaled $2.4 million. The net of the gain less the additional costs increased diluted earnings per share by $.04 in the second quarter.


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Donaldson Company, Inc.
February 26, 2004
Page 4


         Second quarter interest expense was $1.3 million, down from $1.5 million last year, reflecting lower interest rates and debt levels from last year. Year-to-date, interest expense was $2.4 million versus $3.5 million last year. Other income was $1.0 million in the quarter, up from $0.7 million last year. Year-to-date, other income was $2.4 million, down from $3.5 million last year. The income tax rate remained at 27 percent.

         During the quarter, we repurchased 166,500 shares for $9.6 million as part of our ongoing share repurchase plan. Year-to-date, 270,000 shares, or 0.6 percent of outstanding shares, were repurchased for a total of $15.3 million.

BACKLOG

         The 90-day backlog, reflecting demand in the upcoming quarter, was an all-time record $234 million, up 39 percent, or $66 million, relative to the same period last year. In Engine Products, the 90-day backlog increased 44 percent over last year. In Industrial Products, the 90-day backlog increased 32 percent over last year on broad strength, most particularly, a sharply improved near-term outlook for gas turbine.

         Total backlog was an all-time record $380 million, up 21 percent, or $67 million, relative to the same period last year. In Engine Products, total backlog increased 33 percent from the same period last year. In Industrial Products, total backlog increased 5 percent from the same period last year, despite a $28 million year-over-year decrease in the North American gas turbine backlog.

ENGINE PRODUCTS SEGMENT

         Engine Products sales, having posted seven consecutive quarterly gains, were $189.1 million in the second quarter, an increase of 23.5 percent from $153.1 million last year. Year-to-date, sales totaled $380.5 million, an increase of 18.9 percent from $320.1 million last year.

        Truck sales in the second quarter totaled $38.1 million, up 62.4 percent from $23.5 million last year. North American truck sales increased 26 percent over last year from growing truck build rates, strong diesel emission sales and new PowerCore programs. International truck sales increased 160 percent on the continued high demand for emission control products in


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Donaldson Company, Inc.
February 26, 2004
Page 5


Japan. Year-to-date, worldwide sales totaled $75.4 million, an increase of 50.2 percent from $50.2 million last year.

         Worldwide sales of off-road products in the quarter were $54.8 million, up 28.6 percent from $42.6 million last year. North American sales increased 8 percent on improving construction and agriculture equipment demand. Both Asian and European sales increased more than 70 percent in the quarter. Year-to-date, worldwide sales were $105.8 million, an increase of 16.4 percent from $90.9 million last year.

         Aftermarket sales comprised 50.9 percent of total Engine Products sales in the quarter at $96.2 million, an increase of 10.5 percent from $87.0 million last year. North American aftermarket sales increased 8 percent as equipment utilization rates improved. European and Asian sales were up 10 percent and 11 percent, respectively. Year-to-date, aftermarket sales were $199.3 million, an increase of 11.4 percent from $179.0 million last year.

INDUSTRIAL PRODUCTS SEGMENT

         Industrial Products sales in the second quarter were $143.1 million, an increase of 9.0 percent from $131.3 million last year. Year-to-date, Industrial Products sales were $279.9 million, up 5.5 percent from $265.4 million last year.

         Gas turbine product sales in the second quarter were $29.0 million, a decrease of 15.2 percent from $34.2 million last year. Sales in North America declined 45 percent. International sales grew 25 percent in the quarter on improving Asian sales and additional units for Iraq. Year-to-date, gas turbine sales were $57.2 million, down 21.4 percent from $72.8 million last year.

         Ultrafilter sales in the second quarter were $30.1 million, up 9.9 percent from $27.4 million last year. Sales in Europe were up 9 percent from currency translation. New market penetration drove Asian sales up 32 percent and North American sales up 4 percent. Year-to-date, Ultrafilter sales were $59.6 million, up 11.6 percent from $53.4 million last year.

         Industrial air filtration sales in the second quarter were $48.3 million, an increase of 11.6 percent from $43.3 million last year. North American sales increased 4 percent. Sales in Europe were up 11 percent, primarily due to currency translation. Asian sales were up 37 percent on


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Donaldson Company, Inc.
February 26, 2004
Page 6


continued growth in China. Year-to-date, industrial air filtration sales were $94.9 million, up 10.1 percent from $86.2 million last year.

         Sales of special application products in the second quarter were $35.7 million, an increase of 35.1 percent from $26.4 million last year. Disk drive filter sales were up 29 percent on strong demand for computer hard drives. Membrane sales increased 71 percent on improvement in its core industrial and fabric markets. Industrial hydraulic sales were up 49 percent, driven by the LHA acquisition in the first quarter. Year-to-date, special application sales were $68.2 million, an increase of 28.6 percent from $53.0 million last year.

OUTLOOK

         ENGINE PRODUCTS: Overall, Donaldson expects high-teens sales growth for engine products in fiscal 2004.

         o The company expects continued growth in North American heavy-duty truck build rates for the balance of fiscal 2004. Order rates and backlogs for diesel emission products continue to ramp up quickly. Business conditions remain strong in Europe and Asia.

         o Off-road sales are expected to remain strong in Asia and improve in North America as conditions in construction and agriculture equipment markets have brightened.

         o North American engine aftermarket sales are expected to continue growing as increasing economic activity improves equipment utilization and spurs replacement filter sales. Both North American and international aftermarket order rates have continued to improve. Diesel emission retrofit sales in North America are anticipated to continue growing as the company's technology solution gains acceptance.

         INDUSTRIAL PRODUCTS: Excluding gas turbine, the company expects improving conditions for its industrial businesses to generate low double-digit sales growth in fiscal 2004.

         o International conditions have improved for gas turbine, but North American volumes are expected to continue declining. Full-year sales are expected to decline by 15 to 20 percent from fiscal 2003's $130 million, an improvement from prior guidance of a 30 to 35 percent decline.


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Donaldson Company, Inc.
February 26, 2004
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         o        The company expects North American industrial air filtration markets to continue slowly improving near-term, as order trends are slightly stronger than last year's levels. Internationally, the company expects weak conditions in Europe to be offset by market share gains, while business conditions in Asia are improving rapidly.

         o Ultrafilter is expecting recovering industrial markets and additional market penetration to drive sales growth.

         o Special applications products showed continued strength in orders and backlogs for both disk drive filters and membranes. Disk drive's backlog remains at an all-time high.

         Donaldson's business model - a diversified portfolio of filtration businesses - continues to perform, delivering consistent earnings growth. We expect sales to improve in the second half of fiscal 2004, and are committed to managing this growth profitably. We remain focused on delivering our 15th consecutive year of double-digit earnings growth in 2004.

ABOUT DONALDSON COMPANY, INC.

         Donaldson Company, Inc., headquartered in Minneapolis, Minn., is a leading worldwide provider of filtration systems and replacement parts. Founded in 1915, Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development. Donaldson serves customers in the industrial and engine markets including dust collection, power generation, specialty filtration, compressed air purification, off-road equipment, industrial compressors and trucks. Our 10,000 employees contribute to the company's success at over 30 manufacturing locations around the world. In fiscal year 2003, Donaldson reported sales of more than $1.2 billion and achieved its 14th consecutive year of double-digit earnings growth. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the New York Stock Exchange under the symbol DCI. Additional company information is available at www.donaldson.com.

SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995


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Donaldson Company, Inc.
February 26, 2004
Page 8


         The company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is making this cautionary statement in connection with such safe harbor legislation. This earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements, forecasts and projections which reflect the company's current views with respect to future events and financial performance, but involve uncertainties that could significantly impact results. The words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "outlook," "plan," "promises," "project," "should" and similar expressions are intended to identify "forward-looking statements" within the meaning of the Act.

         The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to: risks associated with currency fluctuations, commodity prices, world economic factors, political factors, the company's substantial international operations including key disk drive filter production facilities in China, highly competitive markets, changes in capital spending levels by customers, changes in product demand and changes in the geographic and product mix of sales, acquisition opportunities and integration of recent acquisitions including Ultrafilter, facility and product line rationalization, research and development expenditures, including ongoing information technology improvements, and governmental laws and regulations, including diesel emissions controls. For a more detailed explanation, see exhibit 99 to the company's 2003 Form 10-K filed with the Securities and Exchange Commission. The company wishes to caution investors that new factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to the company's views as of the date the statement is made. The company undertakes no obligation to publicly update or revise any forward-looking statements.


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Donaldson Company, Inc.
February 26, 2004
Page 9


                  CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                (Thousands of dollars, except per share amounts)
                                   (Unaudited)

                                         Three Months Ended                    Six Months Ended
                                             January 31                            January 31
                                  -------------------------------       -------------------------------
                                      2004               2003               2004               2003
                                  ------------       ------------       ------------       ------------
Net sales                         $    332,210       $    284,447       $    660,430       $    585,501

Cost of sales                          228,774            193,682            450,417            399,855
                                  ------------       ------------       ------------       ------------

Gross margin                           103,436             90,765            210,013            185,646

Operating expenses                      74,509             62,578            145,393            125,758

Gain on sale of Ome land and
building                                (5,616)                --             (5,616)                --
                                  ------------       ------------       ------------       ------------

Operating income                        34,543             28,187             70,236             59,888

Other income, net                       (1,025)              (734)            (1,412)            (2,315)

Interest expense                         1,322              1,521              2,394              3,519
                                  ------------       ------------       ------------       ------------

Earnings before income taxes            34,246             27,400             69,254             58,684

Income taxes                             9,247              7,398             18,699             15,845
                                  ------------       ------------       ------------       ------------

Net earnings                      $     24,999       $     20,002       $     50,555       $     42,839
                                  ============       ============       ============       ============

Weighted average shares
   outstanding*                     44,068,458         43,514,276         44,061,113         43,669,051

Diluted shares outstanding*         45,336,445         44,958,666         45,275,414         45,070,412

Net earnings per share*           $        .56       $        .46       $       1.15       $        .98

Net earnings per share
   assuming dilution*             $        .56       $        .45       $       1.12       $        .95

Dividends paid per share*         $       .095       $       .085       $       .190       $       .170

* EARNINGS AND DIVIDENDS DECLARED PER SHARE AND WEIGHTED AVERAGE SHARES OUTSTANDING ARE PRESENTED BEFORE THE EFFECT OF A 100 PERCENT STOCK DIVIDEND DECLARED ON JANUARY 16, 2004, TO BE DISTRIBUTED ON MARCH 19, 2004 TO SHAREHOLDERS OF RECORD ON MARCH 5, 2004.


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Donaldson Company, Inc.
February 26, 2004
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                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Thousands of dollars)
                                   (Unaudited)


                                                  January 31      July 31
                                                     2004          2003
                                                   --------      --------

   ASSETS
  Cash and cash equivalents                        $ 83,195      $ 67,070
  Accounts receivable - net                         246,435       226,815
  Inventories - net                                 131,604       114,890
  Prepaid expenses and other current assets          37,747        45,930
                                                   --------      --------

            Total current assets                    498,981       454,705

  Other assets and deferred taxes                   181,290       171,856
  Property, plant and equipment - net               269,572       255,436
                                                   --------      --------

            Total assets                           $949,843      $881,997
                                                   ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY

  Trade accounts payable                           $107,699      $122,759
  Employee compensation and other liabilities        64,532        68,906
  Notes payable                                      32,544        14,152
  Income taxes payable                               11,429         7,613
  Current maturity long-term debt                       637           646
                                                   --------      --------

            Total current liabilities               216,841       214,076

  Long-term debt                                    108,692       105,156
  Other long-term liabilities                       111,825       115,372
                                                   --------      --------

            Total liabilities                       437,358       434,604

  Equity                                            512,485       447,393
                                                   --------      --------

            Total liabilities and equity           $949,843      $881,997
                                                   ========      ========


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Donaldson Company, Inc.
February 26, 2004
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                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Thousands of dollars)
                                   (Unaudited)


                                                            Six Months Ended
                                                               January 31
                                                        -----------------------
                                                          2004           2003
                                                        --------       --------

OPERATING ACTIVITIES

   Net earnings                                         $ 50,555       $ 42,839
   Adjustments to reconcile net earnings to net cash
     provided by operating activities:
           Gain on sale of Ome land and building          (5,616)            --
        Depreciation and amortization                     20,889         17,501
        Changes in operating assets and liabilities      (28,143)         6,075
        Other, net                                         8,333          6,717
                                                        --------       --------
           Net cash provided by operating activities      46,018         73,132

INVESTING ACTIVITIES

   Net expenditures on property and equipment            (27,301)       (23,382)
   Acquisitions and investments in unconsolidated
      affiliates, net of cash acquired                    (4,397)        (1,259)
                                                        --------       --------
           Net cash used in investing activities         (31,698)       (24,641)

FINANCING ACTIVITIES

   Purchase of treasury stock                            (15,270)       (17,432)
   Net change in debt                                     17,680        (22,317)
   Dividends paid                                         (8,257)        (7,435)
   Other, net                                              2,747            409
                                                        --------       --------
           Net cash used in financing activities          (3,100)       (46,775)


Effect of exchange rate changes on cash                    4,905         11,799
                                                        --------       --------

Increase in cash and cash equivalents                     16,125         13,515

Cash and cash equivalents - beginning of year             67,070         45,586
                                                        --------       --------

Cash and cash equivalents - end of period               $ 83,195       $ 59,101
                                                        ========       ========


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Donaldson Company, Inc.
February 26, 2004
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                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                             (Thousands of dollars)
                                   (Unaudited)

                                  Three Months Ended            Six Months Ended
                                       January 31                  January 31
                                -----------------------     -----------------------
                                   2004          2003          2004          2003
                                ---------     ---------     ---------     ---------
Free cash flow                  $   9,782     $   9,687     $  18,717     $  49,750
Net capital expenditures           13,785        13,032        27,301        23,382
                                ---------     ---------     ---------     ---------
Net cash provided by
  operating activities          $  23,567     $  22,719     $  46,018     $  73,132
                                =========     =========     =========     =========

EBITDA                          $  45,202     $  37,632     $  92,029     $  78,759
Income taxes                       (9,247)       (7,398)      (18,699)      (15,845)
Interest expense (net)             (1,041)       (1,216)       (1,886)       (2,574)
Depreciation and
  amortization                     (9,915)       (9,016)      (20,889)      (17,501)
                                ---------     ---------     ---------     ---------
            Net earnings        $  24,999     $  20,002     $  50,555     $  42,839
                                =========     =========     =========     =========

Net sales, excluding foreign
  currency translation          $ 309,725     $ 271,707     $ 619,330     $ 567,174
Foreign currency translation       22,485        12,740        41,100        18,327
                                ---------     ---------     ---------     ---------
            Net sales           $ 332,210     $ 284,447     $ 660,430     $ 585,501
                                =========     =========     =========     =========

Net earnings, excluding         $  23,502     $  18,952     $  47,433     $  41,359
foreign currency translation
Foreign currency translation        1,497         1,050         3,122         1,480
                                ---------     ---------     ---------     ---------
            Net earnings        $  24,999     $  20,002     $  50,555     $  42,839
                                =========     =========     =========     =========

Although free cash flow, EBITDA, net sales excluding foreign currency translation and net earnings excluding foreign currency translation are not measures of financial performance under GAAP, the company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company's ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. Both net sales and net earnings excluding foreign currency translation provide a comparable measure for understanding the operating results of the company's foreign entities excluding the impact of foreign exchange. A shortcoming of these financial measures is that they do not reflect the company's actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.

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